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                             TRIARC COMPANIES, INC.
                         NOTICE OF GUARANTEED DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
               OFFER TO PURCHASE FOR CASH UP TO 5,500,000 SHARES
                                OF COMMON STOCK
             PURSUANT TO THE OFFER TO PURCHASE DATED MARCH 12, 1999

     The attached form, or a form substantially equivalent to the attached form, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock of Triarc Companies, Inc. and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase dated March 12, 1999 (the 'Offer to Purchase')) or the procedure for book-entry transfer cannot be complied with in a timely manner. Such form may be delivered by hand or transmitted by mail or facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                 TO: HARRIS TRUST AND SAVINGS BANK, DEPOSITARY

                  By Mail:                  Facsimile Transmission:          By Hand or Overnight Delivery:
       Harris Trust and Savings Bank             (212) 701-7636              Harris Trust and Savings Bank
    c/o Harris Trust Company of New York       Confirm Receipt of         c/o Harris Trust Company of New York
            Wall Street Station                   Facsimile by                       Receive Window
               P.O. Box 1010                       Telephone:                      Wall Street Plaza
       New York, New York 10268-1010             (212) 701-7624                88 Pine Street, 19th Floor
                                                                                New York, New York 10005

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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Ladies and Gentlemen:

     The undersigned hereby tenders to Triarc Companies, Inc., a Delaware corporation (the 'Company'), upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 12, 1999 and the related Letter of Transmittal (which together constitute the 'Offer'), receipt of which is hereby acknowledged, the following number of shares of Common Stock of the Company (such shares are herein referred to as the Shares) pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

               NUMBER OF SHARES BEING TENDERED HEREBY: ________
                            ------------------------
                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED
                              CHECK ONLY ONE BOX.
                     IF MORE THAN ONE BOX IS CHECKED, OR IF
                      NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $16.25 or as high as $18.25.

                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

     Price (in dollars) per Share at which Shares are being tendered:

          $16.25      [ ]                     $17.50      [ ]
          $16.50      [ ]                     $17.75      [ ]
          $16.75      [ ]                     $18.00      [ ]
          $17.00      [ ]                     $18.25      [ ]
          $17.25      [ ]

                                    ODD LOTS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

The undersigned either (check one box):

[ ] was the beneficial owner as of the close of business on March 10, 1999, and continues to own beneficially, an aggregate of fewer than 100 Shares, all of which are being tendered, or

[ ]  is a broker, dealer, commercial bank, trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner that such beneficial owner owned beneficially as of the close of business on March 10, 1999, and continues to own beneficially, an aggregate of fewer than 100 Shares and is tendering all of such Shares.


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Certificate Nos. (if available)

______________________________________

______________________________________

If Shares will be tendered by
book-entry transfer:

Name of Tendering Institution: _________________________________________________

Account No. ____________________________________ at The Depository Trust Company

                                   SIGN HERE

         ______________________________________________________________

         ______________________________________________________________
                             Signature(s) of Owners

         Name(s): _____________________________________________________
                                 (Please Print)

         Capacity (full title): _______________________________________

         Address (include zip code): __________________________________

         ______________________________________________________________

         Area Code and Day Time
         Telephone Number: ___________

         Dated: ______________________


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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, guarantees (a) that the above named person(s) has a net long position in the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary, at one of the addresses set forth above, certificate(s) for the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal, unless an Agent's Message (as defined in the Offer to Purchase) is utilized in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. THE FAILURE TO DO SO CAN RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

         ______________________________________________________________
                                 (Name of Firm)

         ______________________________________________________________
                             (Authorized Signature)

         ______________________________________________________________
                                     (Name)

         ______________________________________________________________
                                   (Address)

         ______________________________________________________________
                                   (Zip Code)

         ______________________________________________________________
                         (Area Code and Telephone No.)

         Dated: _______________________________________________________

     DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.






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